EXHIBIT 32

Section 906 Certification

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Host Marriott Corporation, the general partner of Host Marriott, L.P., (the “Company”) hereby certify, to such officers’ knowledge, that:

(i) the accompanying Annual Report of Form 10-K of the Company for the period ended December 31, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the securities Exchange Act of 1934, as amended;

and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 3, 2006

/s/ Christopher J. Nassetta
Christopher J. Nassetta
Chief Executive Officer of Host Marriott Corporation, general partner of Host Marriott, L.P.

/s/ W. Edward Walter
W. Edward Walter
Chief Financial Officer of Host Marriott Corporation, general partner of Host Marriott, L.P.